UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

ENVIROTECH VEHICLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Ohlendorf Road

Osceola, AR 72370

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2023, Envirotech Vehicles, Inc. (the “Company”) received a notification letter from the Nasdaq Stock Market, LLC stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its failure to timely file its Annual Report on Form 10-K for the period ended December 31, 2022 (“Form 10-K”).

The Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance.

The Company is diligently working to file its Form 10-K and expects to regain compliance with the Nasdaq Listing Rule. If the Company is unable to regain compliance with the Nasdaq Listing Rule within the prescribed periods, its stock may be delisted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2023, the board of directors of the Company, appointed Douglas M. Campoli to serve as Chief Financial Officer of the Company until his successor is duly elected, qualified and seated or until his earlier resignation or removal.

Mr. Campoli, 59, was the Chief Financial Officer of Arcimoto, Inc. from June 2015 to April 14, 2023. Prior to that, he was the Founder of Strategic Financial Consulting from February 2013 to June 2015, providing financial consulting services for startup and existing businesses. From September 2012 to September 2013, Mr. Campoli was Chief Financial Officer of ManaFuel, bringing energy independence to Pacific Island Nations. From May 2007 to February 2011, he was Chief Financial Officer of GarageGames.com, Inc. From 2004 to May 2007, Mr. Campoli was Chief Financial Officer of SeQuential Biofuels, Inc. Prior to 2004, he held various financial positions at Genuity Inc. (previously GTE Internetworking), and AT&T Paradyne Corp. Mr. Campoli is a Certified Cash Manager and holds a B.S. in Business and Finance from the University of South Florida and an M.B.A. with a concentration in Finance from the University of Tampa.

Mr. Campoli’s salary is $250,000 per year and he received a signing bonus of $10,000. In addition, he was granted 10,000 options to purchase shares of common stock which vest monthly over 36 months.

Mr. Campoli replaces Susan Emry, who has been serving as the Company’s Interim Chief Financial Officer since February 24, 2023.

On April 18, 2023, the Company issued a press release regarding Mr. Campoli’s appointment, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: April 21, 2023	By:	/s/ Susan M. Emry
Susan M. Emry
Executive Vice President